                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2007  accompanying  the  consolidated
financial   statements  of  Bairnco   Corporation  (which  report  expressed  an
unqualified  opinion  and  contains  an  explanatory  paragraph  relating to the
Company's  adoption of Statement No. 158,  Statement No. 123 (revised  2004) and
Staff  Accounting  Bulletin  No.  108),  and  management's   assessment  of  the
effectiveness of internal control over financial reporting (which report did not express an opinion on either management's  assessment or on the effectiveness of
Bairnco Corporation's  internal control over financial  reporting),  included in this Form 8-K/A of WHX  Corporation.  We hereby consent to the  incorporation by reference of said reports in the  Registration  Statement of WHX  Corporation on
Form S-8 (File No. 333-144148, effective June 28, 2007).

/s/ GRANT THORNTON LLP

Orlando, Florida
August 13, 2007